Omega Environmental, Inc.
Debtor in Possession Case #  97-06084
September 30, 1997 Financial Reporting Information

Notes to Financial Statement Information

The financial statement information presented is unaudited and does not comply with generally accepted accounting principles.
Additionally, significant estimates were used in the preparation of this financial statement information and actual results may vary significantly from these estimates.

As of September 30, 1997, the Company's borrowings under the debtor-in-possession financing agreement with BNY Financial Corporation ("BNYFC") were $18,895,177 which exceeded the $17,250,000 borrowing limit in the debtor-in-possession financing agreement by $1,645,177. Additionally, the Company's borrowings exceeded the collateral formula by $8,454,000. The Company and BNYFC continue to operate under the debtor-in-possession financing arrangement.